UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 15, 2013
(Date of earliest event reported: August 14, 2013)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Revlon Consumer Products Corporation (“RCPC”), the wholly owned operating subsidiary of Revlon, Inc. (‘‘Revlon’’ and, together with RCPC the ‘‘Company’’), successfully consummated an amendment (the “Revolver Amendment”) to its $140 million 2011 asset-based, multi-currency revolving credit facility (as amended by the Revolver Amendment, the “Amended Revolving Credit Facility”).

The Revolver Amendment permits (a) RCPC’s consummation of the acquisition of The Colomer Group Participations, S.L. (“TCG”) under the previously-disclosed share purchase agreement (the “Acquisition”) and (b) RCPC’s incurring up to approximately $700 million of bank term loan debt that RCPC would use as a source of funds to consummate the Acquisition.  The Amended Revolving Credit Facility effectively replaces both the new revolving credit facility previously disclosed by RCPC on August 5, 2013 and RCPC’s existing 2011 revolving credit facility.

In addition, among other things, the Revolver Amendment: (1) reduces RCPC's interest rate spread over the LIBOR rate applicable to Eurodollar Loans under the facility from a range, based on availability, of 2.00% to 2.50% to a range of 1.50% to 2.00%;  (2) reduces the commitment fee on unused availability under the facility from 0.375% to 0.25%; and (3) extends the maturity of the facility, which was previously scheduled to mature in June 2016, to the earlier of (i) August 2018 and (ii) the date that is 90 days prior to the earliest maturity date of any term loans then outstanding under RCPC’s bank term loan agreement, but not earlier than June 2016.

The Amended Revolving Credit Facility continues to be guaranteed and secured by substantially the same collateral package and guarantees that secures the existing 2011 revolving credit facility, including being supported by, among other things, guarantees from Revlon, Inc. and, subject to certain limited exceptions, RCPC’s domestic subsidiaries.

While the Company expects to close the Acquisition in the fourth quarter of 2013, after satisfying customary closing conditions, there can be no assurances that such closing will be consummated. RCPC was in compliance with all applicable covenants under its existing 2011 revolving credit facility as of June 30, 2013 and the date of this filing.

This description of the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Revolver Amendment, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein in its entirety.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to Revolving Credit Agreement, dated as of August 14, 2013, among Revlon Consumer Products Corporation, the Local Borrowing Subsidiaries (as defined therein) from time to time party thereto, Citicorp USA, Inc., as Administrative Agent and Collateral Agent (as defined therein), and the Lenders and Issuing Lenders (each as defined therein) (incorporated by reference to Exhibit 4.1 to Revlon Consumer Products Corporation's Form 8-K filed with the SEC on August 15, 2013).

Forward-Looking Statements

Statements made in this Form 8-K, which are not historical facts, including statements about the Company's plans, strategies, focus, beliefs and expectations, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the filing of this Form 8-K. Such forward-looking statements include, without limitation, the Company's beliefs, expectations, focus and/or plans about future events, including those regarding the Company’s expectation of closing the Acquisition in fourth quarter of 2013 after satisfying customary closing conditions. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2012 Annual Report on Form 10-K filed with the SEC in February 2013 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2013 (which may be viewed on the SEC's website at http://www.sec.gov), as well as reasons including difficulties, delays, unanticipated costs or RCPC's inability to consummate the Acquisition, in whole or in part, or changes in the expected timing of such transaction. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Lauren Goldberg
Lauren Goldberg
Executive Vice President and General Counsel

Date: August 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to Revolving Credit Agreement, dated as of August 14, 2013, among Revlon Consumer Products Corporation, the Local Borrowing Subsidiaries (as defined therein) from time to time party thereto, Citicorp USA, Inc., as Administrative Agent and Collateral Agent (as defined therein), and the Lenders and Issuing Lenders (each as defined therein) (incorporated by reference to Exhibit 4.1 to Revlon Consumer Products Corporation's Form 8-K filed with the SEC on August 15, 2013).

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